Exhibit 3.79

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “VERSANT ENERGY SERVICES, INC.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2015, AT 5:08 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5827227 8100	Authentication: 10453654
SR# 20150980549	Date: 11-19-15
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:08 PM 11/18/2015
FILED 05:08 PM 11/18/2015
SR 20150980549 - File Number 5827227

CERTIFICATE OF INCORPORATION

OF

VERSANT ENERGY SERVICES, INC.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify and state as follows:

FIRST: The name of the corporation is Versant Energy Services, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801 and The Corporation Trust Company shall be the registered agent of the corporation in charge thereof.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is Ten (10), all of which shall be designated Common Stock, $0.01 par value per share.

FIFTH: The name and mailing address of the sole incorporator of the Corporation is as follows:

Daniel T. Janis, Esq.

Davis, Malm & D’Agostine, P.C.

One Boston Place, 37th Floor

Boston, MA 02108

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

NINTH: To the extent allowed by law, any action that is required to be or may be taken at a meeting of the stockholders of Corporation may be taken without a meeting if written consent, setting forth the action, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice shall be given of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders on the record date whose shares were not represented on the written consent.

TENTH: A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware (the “DGCL”), or (iv) for any transaction from which the director or officer derived any improper personal benefit. In the event the DGCL is amended subsequently to further limit or eliminate the liability of directors or officers, the liability of a director or officer of the Corporation shall thereupon be eliminated or limited to the fullest extent then permitted by the DGCL. Any repeal or modification of this Article Tenth by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ELEVENTH: The Corporation shall indemnify and defend the officers and directors of the Corporation to the fullest extent permitted by the DGCL and to such greater extent as applicable law may thereafter from time to time permit.

TWELFTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

THE UNDERSIGNED, as sole incorporator, has executed, signed and acknowledged this Certificate of Incorporation this 12th day of November, 2015.

/s/ Daniel T. Janis
Daniel T. Janis, Incorporator

BY-LAWS

OF

VERSANT ENERGY SERVICES, INC.

Article I.                                                  Offices.

Section 1.                                           Registered Office. The registered office of the Corporation shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 and the Corporation Trust Company shall be the registered agent of the corporation in charge thereof.

Section 2.                                           Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Article II.                                             Meetings of Stockholders.

Section 1.                                           Time and Place. A meeting of stockholders for any purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                                           Annual Meeting. Annual meetings of stockholders shall be held on the second Monday of March if not a legal holiday, or, if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meetings.

Section 3.                                           Notice of Annual Meeting. Written notice of the annual meeting, stating the place, date, and time thereof, shall be given to each stockholder entitled to vote at such meeting not less than ten (unless a longer period is required by law) nor more than sixty days prior to the meeting.

Section 4.                                           Special Meetings. Special meetings of the stockholders may be called at any time only by the directors, the President or by one or more stockholders who hold at least one-tenth part interest of the capital stock entitled to vote thereof. Such request shall state the purpose of the proposed meeting.

Section 5.                                           Notice of Special Meeting. Written notice of a special meeting, stating the place, date, and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (unless a longer period is required by law) nor more than sixty days prior to the meeting.

Section 6.                                           List of Stockholders. The transfer agent or the officer in charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present in person thereat.

Section 7.                                           Presiding Officer and Order of Business.

(a)                                 Meetings of stockholders shall be presided over by the Chairman of the Board. If he is not present or there is none, they shall be presided over by the President, or, if he is not present or there is none, by a Vice President, or, if he is not present or there is none, by a person chosen by the Board of Directors, or, if no such person is present or has been chosen, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary, or, if he is not present, a person chosen by the Board of Directors, shall act as Secretary at meetings of stockholders; if no such person is present or has been chosen, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

(b)                                 The following order of business, unless otherwise determined at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

(1)                                 Call of the meeting to order.

(2)                                 Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.

(3)                                 Presentation of proxies.

(4)                                 Announcement that a quorum is present.

(5)                                 Reading and approval of the minutes of the previous meeting.

(6)                                 Reports, if any, of officers.

(7)                                 Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.

(8)                                 Consideration of the specific purpose or purposes, other than the election of directors, for which the meeting has been called, if the meeting is a special meeting.

(9)                                 Transaction of such other business as may properly come before the meeting.

(10)                          Adjournment.

Section 8.                                           Quorum and Adjournments. The presence in person or representation by proxy of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time for good cause to a date that is not more than thirty days after the date of the original meeting. Further notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 9.                                           Voting.

(a)                                 At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.

(b)                                 All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

Section 10.                                    Action by Consent. Any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted. Such written consent shall be filed with the minutes of the meetings of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing thereto.

Article III.                                        Directors.

Section 1.                                           General Powers, Number, and Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Certificate of Incorporation, or these By-laws directed or required to be exercised or performed by the stockholders. The number of directors shall be determined by the Board of Directors; if no such determination is made, the number of directors shall be one. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until the next annual meeting and until his successor is elected and shall qualify. Directors need not be stockholders.

Section 2.                                           Vacancies. If any vacancies occur in the Board of Directors, or there is an increase in the authorized number of directors, they may be filled by a majority of the directors then in office, or by a sole remaining director. Each director so chosen shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. If there are no directors in office, any officer may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these By-laws, at which meeting such vacancies shall be filled.

Section 3.                                           Removal or Resignation.

(a)                                 except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote in the election of directors.

(b)                                 Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect on delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

Section 4.                                           Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.                                           Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided a quorum shall be present.

Section 6.                                           Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice of such time and place as may be determined from time to time by the Board of Directors.

Section 7.                                           Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by two or more directors on at least two days’ notice to each director, if such notice is delivered personally or sent by telegram, or on at least three days’ notice if sent by mail. Special meetings shall be called by the Chairman of the Board, President, Secretary, or two or more directors in like manner and on like notice on the written request of one-half or more of the number of directors then in office. Any such notice need not state the purpose or purposes of such meeting, except as provided in Article XI.

Section 8.                                           Quorum and Adjournments. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

Section 9.                                           Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors’ meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

Section 10.                                    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, and without prior notice, if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

Section 11.                                    Meetings by Telephone or Similar Communications Equipment. The Board of Directors may participate in a meeting by conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such director at such meeting.

Article IV.                                         Committees.

Section 1.                                           Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint an Executive Committee consisting of one or more directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director or his earlier resignation, unless sooner removed as a member or as a director.

Section 2.                                           Powers. The Executive Committee shall have and may exercise those rights, powers, and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 3.                                           Procedure and Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep regular minutes of its meetings, which it shall deliver to the Board of Directors from time to time. The Chairman of the Executive Committee or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee; and another member chosen by the Executive Committee shall act as Secretary of the Executive Committee.

Section 4.                                           Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one member is authorized under the provisions of Section 1 of this Article, that one member shall constitute a quorum.

Section 5.                                           Other Committees. The Board of Directors, by resolutions adopted by a majority of the whole Board, may appoint such other committee or committees as it shall deem advisable and with such rights, power, and authority as it shall prescribe. Each such committee shall consist of one or more directors.

Section 6.                                           Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

Section 7.                                           Compensation. Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

Section 8.                                           Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

Section 9.                                           Meetings by Telephone or Similar Communications Equipment. The members of any committee designated by the Board of Directors may participate in a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such committee member at such meeting.

Article V.                                              Notices.

Section 1.                                           Form and Delivery. Whenever a provision of any law, the Certificate of Incorporation, or these By-laws requires that notice be given to any director or stockholder, it shall not be construed to require personal notice unless so specifically provided, but such notice may be given in writing, by mail addressed to the address of the director or stockholder as it appears on the records of the Corporation, with postage prepaid. These notices shall be deemed to be given when they are deposited in the United States mail. Notice to a director may also be given personally or by telephone or by telegram sent to his address as it appears on the records of the Corporation.

Section 2.                                           Waiver. Whenever any notice is required to be given under the provisions of any law, the Certificate of Incorporation, or these By-laws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting at the commencement of the meeting of the lack of notice, shall be conclusively deemed to have waived notice of such meeting.

Article VI.                                         Officers.

Section 1.                                           Designations. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors may choose a Chairman of the Board, a President, a Vice President or Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers, and other officers and agents that it shall deem necessary or appropriate. All officers of the Corporation shall exercise the powers and perform the duties that shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws provide otherwise.

Section 2.                                           Term of, and Removal From, Office. At its first regular meeting after each annual meeting of stockholders, the Board of Directors shall choose a President, a Secretary, and a Treasurer. It may also choose a Chairman of the Board, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall hold office until his successor is chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Removal from office, however, shall not prejudice the contract rights, if any, of the person removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.                                           Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

Section 4.                                           The Chairman of the Board. The Chairman of the Board will preside at all meetings of stockholders and of the Board of Directors.

Section 4(a).                            Chief Executive Officer. The Chief Executive Officer, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers and agents.

Section 5.                                           The President.

(a)                                 The President, if there is no chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect.

(b)                                 Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority to attend, act, and vote on behalf of the Corporation at any meeting of the security holders of other corporations in which the Corporation may hold securities. At any such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 6.                                           The Vice President. The Vice President, if any, or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 7.                                           The Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose. He shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of the Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

Section 8.                                           The Assistant Secretary. The Assistant Secretary, if any, or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 9.                                           The Treasurer. The Treasurer shall have custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation in accord with the orders of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President, and the Board of Directors, whenever they may require it or at regular meetings of the Board, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 10.                                    The Assistant Treasurer. The Assistant Treasurer, if any, or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Treasurer or in the event of his disability, perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Article VII.                                    Indemnification.

Section 1.                                           General. The Corporation shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (as hereinafter defined) to the fullest extent permitted by applicable law in effect on June 26, 2008, and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Article. Such indemnification shall be a contract right and shall include, as set forth herein, the right to receive payment in advance of any Expenses incurred by the Indemnitee in connection with a Proceeding (as hereinafter defined) consistent with the provisions of applicable law.

Section 2.                                           Proceedings Other Than Proceedings By Or In The Right Of The Corporation. Indemnitee shall be entitled to the indemnification rights provided in this Section 2 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 2, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 3.                                           Proceedings By Or In The Right Of The Corporation. Indemnitee shall be entitled to the indemnification rights provided in this Section 3 to the fullest extent permitted by law if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation.

Section 4.                                           Indemnification For Expenses Of A Party Who Is Wholly Or Partly Successful. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5.                                           Indemnification For Expenses Of A Witness. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 6.                                           Advancement of Expenses. The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

Section 7.                                           Procedure For Determination Of Entitlement To Indemnification.

(a)                                 To obtain indemnification under this Article, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The determination of Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request for indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)                                 Indemnitee’s entitlement to indemnification under any of Sections 2, 3 or 4 of this Article shall be determined in the specific case: (i) by the Board by a majority vote of the Disinterested Directors (as hereinafter defined) even though less than a quorum of the Board; or (ii) by a committee of the Board consisting of Disinterested Directors designated by a majority vote of the Disinterested Directors of the Board even though less than a quorum of the Board, or (iii) by Independent Counsel (as hereinafter defined), in a written opinion, if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs; or (iv) by the stockholders of the Corporation; or (v) as provided in Section 8 of this Article.

(c)                                  In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7 (b) of this Article, the Independent Counsel shall be selected as provided in this Section 7 (c). The Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. Within seven (7) days after such written notice of selection shall have been given, Indemnitee shall deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Article, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected shall be disqualified from acting as such. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7 (a) hereof, no Independent Counsel shall have been selected, or if selected shall have been objected to, in accordance with this Section 7 (c), either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person so appointed shall act as Independent Counsel under Section 7 (b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in acting pursuant to Section 7 (b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 7 (c), regardless of the manner in which such Independent Counsel was selected or appointed.

Section 8.                                           Presumptions and Effect Of Certain Proceeding. If the person or persons empowered under Section 7 of this Article to determine entitlement to indemnification shall not have made a determination within sixty (60) days after the receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless (i) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification, or (ii) such indemnification is prohibited by law. The termination of any Proceeding described in any of Sections 2, 3, or 4 of this Article, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

Section 9.                                           Remedies of Indemnitee.

(a)                                 In the event that (i) a determination is made pursuant to Section 7 of this Article that Indemnitee is not entitled to indemnification under this Article, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Article, or (iii) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Sections 7 or 8 of this Article, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternately, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)                                 In the event that a determination shall have been made pursuant to Section 7 of this Article that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 9 the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)                                  If a determination shall have been made or deemed to have been made pursuant to sections 7 or 8 of this Article that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, unless (i) Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification, or (ii) such indemnification is prohibited by law.

(d)                                 The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article.

(e)                                  In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of, or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Article) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 10.                                    Non-Exclusivity And Survival Of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, any agreement, a vote of stockholders, a resolution of directors, or otherwise. Notwithstanding any amendment, alteration or repeal of any provision of this Article, Indemnitee shall, unless otherwise prohibited by law, have the rights of indemnification and to receive advancement of Expenses as provided by this Article in respect of any action taken or omitted by Indemnitee in his Corporate Status and in respect of any claim asserted in respect thereof at any time when such provision of this Article was in effect. The provisions of this Article shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

Section 11.                                    Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)                                 the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)                                 to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 12.                                    Definitions.                                  For purposes of this Article:

(a)                                 “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

(b)                                 “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)                                  “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(d)                                 “Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Sections 2, 3 or 4 of this Article by reason of his Corporate Status.

(e)                                  “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Article.

(f)                                   “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing, claim or any other proceeding whether civil, criminal, administrative or investigative.

Article VIII.                               Affiliated Transactions and Interested Directors.

Section 1.                                           Affiliated Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction or solely because his or their votes are counted for such purpose if:

(a)                                 The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)                                 The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c)                                  The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

Section 2.                                           Determining Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

Article IX.                                         Stock Certificates.

Section 1.                                           Form and Signatures.

(a)                                 Every holder of stock of the Corporation shall be entitled to a certificate stating the number and class, and series, if any, of shares owned by him, signed by the Chairman of the Board, if any, or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and bearing the seal of the Corporation. The signatures and the seal may be facsimiles. A certificate may be signed, manually or by facsimile, by a transfer agent or registrar other than the Corporation or its employee. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(b)                                 All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.

Section 2.                                           Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon the books of the Corporation.

Section 3.                                           Registered Stockholders.

(a)                                 Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

(b)                                 If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his desire and specify the alternate name or address to be used.

Section 4.                                           Record Date. In order that the Corporation may determine the stockholders of record who are entitled to receive notice of, or to vote at, any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to the date of any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Section 8 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.                                           Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that, it is claimed, has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing the issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed.

Article X.                                              General Provisions.

Section 1.                                           Dividends. Subject to the provisions of law and the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the Corporation’s capital stock.

Section 2.                                           Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.

Section 3.                                           Fiscal Year. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall end on December 31 in each year.

Section 4.                                           Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal” and “Delaware”.

Article XI.                                         Amendments.

The Board of Directors shall have the power to alter and repeal these By-laws and to adopt new By-laws by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to alter or repeal these By-laws or to adopt new By-laws must be included in the notice of the meeting of the Board of Directors at which such action takes place.